EXHIBIT 1.01

NU SKIN ENTERPRISES, INC.
2021 CONFLICT MINERALS REPORT
 May 27, 2022

We prepared this 2021 Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to impose reporting, disclosure and other requirements on registrants that manufacture, or contract the manufacture of, products for which any of the following minerals are necessary to their functionality or production: columbite-tantalite (coltan), cassiterite, wolframite or gold, or derivatives of these minerals, which include tantalum, tin and tungsten (collectively, the “3TG Minerals”).

If a registrant has reason to believe that any of the 3TG Minerals necessary to the functionality or production of its products may have originated in certain “Covered Countries,” consisting of the Democratic Republic of the Congo and its adjoining countries, or if a registrant is unable to determine the country of origin of such 3TG Minerals, then the registrant must exercise due diligence on the source and chain of custody of such 3TG Minerals.

Products

We develop and distribute innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions under our three primary brands: our beauty and personal care brand, Nu Skin®; our wellness products brand, Pharmanex®; and our anti-aging brand, ageLOC®.

We reviewed our products to identify the products for which 3TG Minerals are necessary to their functionality or production (the “Covered Products”). For 2021, these products consisted of our beauty devices, a water purifier product that we sell in our Southeast Asia region, and certain cosmetics products. We contracted with five suppliers to manufacture these products in 2021.

Results of Supplier Inquiries

The five suppliers of our Covered Products were asked to complete and submit the Conflict Minerals Reporting Template (the “Reporting Template”) developed by the Responsible Minerals Initiative (“RMI”). The Reporting Template is a standardized questionnaire that requests, among other things, information regarding the country of origin of the 3TG Minerals contained in the products and/or components that are supplied to us and the suppliers in our supply chain. All five of the suppliers completed the Reporting Templates. Two of the five suppliers indicated that the 3TG Minerals that they use do not originate from any of the Covered Countries. The other three suppliers were unable to make this representation.

Our suppliers source directly from smelters, refiners or other suppliers. As a result, our efforts to identify the origins of the 3TG Minerals in our supply chain were based on the information we received from the suppliers. The suppliers’ information-gathering process, in turn, consists of their own efforts to retrieve information from their smelters, refiners or other suppliers. We must rely on the suppliers to provide information regarding the origin of the 3TG Minerals that are included in the Covered Products. We recognize that this process may result in inaccurate or incomplete information.

Based on our efforts and those of our suppliers, we do not have conclusive information regarding the specific countries of origin of the 3TG Minerals in our Covered Products for 2021. However, all five suppliers of our Covered Products, including all three that were unable to state that the 3TG Minerals they use do not originate from the Covered Countries, provided a list of the smelters and refiners supplying 3TG Minerals to their respective supply chains. Based on our review of these smelters and refiners, 224 of the 243 unique smelters and refiners identified by our suppliers were conformant with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment standards. According to RMI’s website, the RMAP program identifies, through independent, third-party audits, smelters and refiners that have systems in place to responsibly source minerals in line with current global standards.

A consolidated list of the smelters and refiners used by the suppliers of our Covered Products is included in Exhibit A. As indicated in footnote (2) of Exhibit A, four smelters that were not RMAP conformant are taking actions to become conformant. In addition, the supplier that contracts with the other smelters and refiners that are not RMAP conformant has represented to us that it is taking actions to address the deficiencies, with a goal of sourcing only from RMAP-conformant smelters and refiners.

One of the three suppliers that were unable to state that the 3TG Minerals they use do not originate from the Covered Countries indicated that its list of smelters was incomplete; this supplier provided additional information to us regarding its responsible-sourcing practices.

Due Diligence

We designed a program to exercise due diligence on the source and chain of custody of the 3TG Minerals that are necessary to the functionality or production of our Covered Products. We designed our due diligence program based on the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the “OECD Framework”).

In accordance with the OECD Framework, our due diligence measures include the following steps:

1.	Establish strong company management systems.

•	We have adopted a Conflict Minerals Policy and have communicated it to the suppliers of our Covered Products. This policy states the following:

In response to violence and human rights violations related to the mining of certain minerals in the Democratic Republic of the Congo (the “DRC”), Congress enacted Section 1502 of the Dodd‐Frank Wall Street Reform and Consumer Protection Act, which directed the U.S. Securities and Exchange Commission (the “SEC”) to adopt a rule requiring reporting on “conflict minerals” (the “Conflict Minerals Rule”).  Conflict minerals include gold, tantalum, tin, and tungsten, which are used in many electronic components and computer products.  The Conflict Minerals Rule requires companies that are required to file reports with the SEC to report annually on their products that may contain conflict minerals sourced from mines in the DRC or adjoining countries.

Nu Skin Enterprises, Inc. (the “Company”) supports the goal of ending violence and human rights violations in the DRC and adjoining countries.  The Company is committed to the responsible sourcing of conflict minerals throughout its supply chain and to continuing to comply with the Conflict Minerals Rule.

The Company does not directly source minerals from smelters or mines.  Therefore, the Company relies on the information provided by its raw material or product suppliers regarding their sourcing of minerals.  The Company expects its suppliers to source minerals from socially responsible suppliers and to provide all necessary declarations to the Company to support the Company’s compliance with the Conflict Minerals Rule.  The Company expects suppliers to pass this requirement on to their supply chain to the extent necessary to determine the source of the specified minerals.  The Company may reconsider its relationship with suppliers that do not comply with this policy.

The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.  The Company will regularly survey its suppliers and will perform due diligence as appropriate to verify compliance with this policy.

•	We established a diligence team to oversee and support a supply-chain survey, perform due diligence and provide periodic updates to our management.

•	We sought to enhance transparency with the suppliers of our Covered Products by asking the suppliers to complete the Reporting Template.

•
We have established a grievance mechanism; our ethics hotline and online ethics intake form are available for employees to report behavior that is illegal, unethical or otherwise in violation of our corporate policies, including our Conflict Minerals Policy.

•	We have provided background information and training on the Rule to employees involved in our conflict minerals compliance efforts.

2.	Identify and assess risks in the supply chain.

We take the following steps to identify and assess risks in our supply chain:

•
We obtain information from the suppliers of our Covered Products to seek to verify the country of origin of necessary 3TG Minerals in our supply chain by asking the suppliers to complete the Reporting Template, which requests this information, and through additional communications with the suppliers regarding the Reporting Template and the Rule.

•
We also endeavor to identify the smelters and refiners in our supply chain.  We do so by asking our suppliers to complete the Reporting Template, which requests this information, and through additional communications with the suppliers as needed.  We then consider whether the smelters and refiners are in conformance with RMI’s RMAP assessment standards.

•	The Reporting Template also requests information about our suppliers’ due diligence measures and the policies and standards our suppliers impose on their upstream suppliers, smelters and refiners.

•	We review the information our suppliers provide in the Reporting Template and other communications, and we assess whether the responses raise any potential risks.

3.	Design and implement a strategy to respond to identified risks.

After identifying and assessing risks in our supply chain, we design and implement a strategy to respond to any identified risks.  This strategy includes the following:

•	We advise the appropriate members of management of our findings in the risk assessment. Depending on the severity of the risks, we may advise our senior management of the findings.

•
As provided in our Conflict Minerals Policy, we also reconsider our relationship with suppliers that do not comply with the policy.  We assess whether to (a) continue doing business with such suppliers; (b) temporarily suspend doing business with such suppliers while pursuing ongoing measurable risk mitigation; or (c) disengage with such suppliers after failed attempts at mitigation or where we deem risk mitigation not feasible or unacceptable. In making this assessment, we consider the amount of leverage we have over upstream suppliers, the feasibility of using a different supplier, and the supplier’s values and standards.

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

We do not have direct relationships with the mines, smelters or refiners of any minerals, including 3TG Minerals, and we do not perform or direct audits of these entities within our supply chain. However, we leverage the audit work conducted by third parties to comply with the OECD Framework to conduct independent third-party audits.

5.	Report on supply chain due diligence.

We report on our efforts to understand the sourcing of the 3TG Minerals in our supply chain by annually filing a Form SD with the SEC.  We also provide a Conflict Minerals Report, which describes our supply chain due diligence policies and practices, when required.

Risk Mitigation Efforts

To mitigate the risk that the 3TG Minerals that are necessary to the functionality or production of our products benefit armed groups, and to improve our due diligence, we have taken or intend to take the following steps:

•	Communicate our Conflict Minerals Policy to the suppliers of our Covered Products; and

•
Coordinate with our suppliers to consider alternative component sources if a current source is unable to supply components that are free of 3TG Minerals that benefit armed groups in the DRC or adjoining countries.

Exhibit A
Smelters and Refiners Used by Suppliers of Covered Products

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Gold	8853 S.p.A.	Italy	Yes
Gold	Advanced Chemical Company	United States	Yes
Gold	Aida Chemical Industries Co., Ltd.	Japan	Yes
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Yes
Gold	Argor-Heraeus S.A.	Switzerland	Yes
Gold	Asahi Pretec Corp.	Japan	Yes
Gold	Asahi Refining Canada Ltd.	Canada	Yes
Gold	Asahi Refining USA Inc.	United States	Yes
Gold	Asaka Riken Co., Ltd.	Japan	Yes
Gold	AU Traders and Refiners	South Africa	No
Gold	Aurubis AG	Germany	Yes
Gold	Bangalore Refinery	India	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes
Gold	Boliden AB	Sweden	Yes
Gold	C. Hafner GmbH + Co. KG	Germany	Yes
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Yes
Gold	Cendres + Metaux S.A.	Switzerland	Yes
Gold	Chimet S.p.A.	Italy	Yes
Gold	Chugai Mining	Japan	Yes
Gold	DODUCO Contacts and Refining GmbH	Germany	Yes
Gold	Dowa	Japan	Yes
Gold	DSC (Do Sung Corporation)	South Korea	Yes
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Yes
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Yes
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Yes
Gold	Emirates Gold DMCC	United Arab Emirates	Yes
Gold	Geib Refining Corporation	United States	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Mainland China	Yes
Gold	Heimerle + Meule GmbH	Germany	Yes
Gold	Heraeus Germany GmbH Co. KG	Germany	Yes
Gold	Heraeus Metals Hong Kong Ltd.	Mainland China	Yes
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Mainland China	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Gold	Istanbul Gold Refinery	Turkey	Yes
Gold	Italpreziosi	Italy	Yes
Gold	Japan Mint	Japan	Yes
Gold	Jiangxi Copper Co., Ltd.	Mainland China	Yes
Gold	JSC Novosibirsk Refinery	Russia	No
Gold	JSC Uralelectromed	Russia	No
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes
Gold	Kazzinc	Kazakhstan	Yes
Gold	Kennecott Utah Copper LLC	United States	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	Yes
Gold	Korea Zinc Co., Ltd.	South Korea	Yes
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	No
Gold	L’Orfebre S.A.	Andorra	Yes
Gold	LS-NIKKO Copper Inc.	South Korea	Yes
Gold	LT Metal Ltd.	South Korea	Yes
Gold	Marsam Metals	Brazil	Yes
Gold	Materion	United States	Yes
Gold	Matsuda Sangyo Co., Ltd.	Japan	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	Mainland China	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	Mainland China	Yes
Gold	Metalor Technologies S.A.	Switzerland	Yes
Gold	Metalor USA Refining Corporation	United States	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Yes
Gold	Mitsubishi Materials Corporation	Japan	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	India	Yes
Gold	Moscow Special Alloys Processing Plant	Russia	No
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Yes
Gold	Nihon Material Co., Ltd.	Japan	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	No
Gold	PAMP S.A.	Switzerland	Yes
Gold	Planta Recuperadora de Metales SpA	Chile	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	No
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Gold	PX Precinox S.A.	Switzerland	Yes
Gold	Rand Refinery (Pty) Ltd.	South Africa	Yes
Gold	REMONDIS PMR B.V.	Netherlands	Yes
Gold	Royal Canadian Mint	Canada	Yes
Gold	SAAMP	France	Yes
Gold	Safimet S.p.A	Italy	Yes
Gold	SAFINA A.S.	Czechia	Yes
Gold	Samduck Precious Metals	South Korea	Yes
Gold	SAXONIA Edelmetalle GmbH	Germany	No
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Yes
Gold	Shandong Gold Smelting Co., Ltd.	Mainland China	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Mainland China	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Mainland China	Yes
Gold	Singway Technology Co., Ltd.	Taiwan	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	No
Gold	Solar Applied Materials Technology Corp.	Taiwan	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes
Gold	SungEel HiMetal Co., Ltd.	South Korea	Yes
Gold	T.C.A S.p.A	Italy	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes
Gold	Tokuriki Honten Co., Ltd.	Japan	Yes
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Yes
Gold	Torecom	South Korea	Yes
Gold	Umicore Precious Metals Thailand	Thailand	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes
Gold	United Precious Metal Refining, Inc.	United States	Yes
Gold	Valcambi S.A.	Switzerland	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Yes
Gold	WIELAND Edelmetalle GmbH	Germany	Yes
Gold	Yamakin Co., Ltd.	Japan	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Mainland China	Yes
Tantalum	Asaka Riken Co., Ltd.	Japan	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Mainland China	Yes
Tantalum	D Block Metals, LLC	United States	Yes
Tantalum	Exotech Inc.	United States	No
Tantalum	F&X Electro-Materials Ltd.	Mainland China	Yes
Tantalum	FIR Metals & Resource Ltd.	Mainland China	Yes
Tantalum	Global Advanced Metals Aizu	Japan	Yes
Tantalum	Global Advanced Metals Boyertown	United States	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Mainland China	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Yes
Tantalum	H.C. Starck Inc.	United States	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Mainland China	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Mainland China	Yes
Tantalum	Jiangxi Tuohong New Raw Material	Mainland China	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Mainland China	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	Mainland China	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Mainland China	Yes
Tantalum	KEMET de Mexico	Mexico	Yes
Tantalum	LSM Brasil S.A. (also identified as AMG Brasil)	Brazil	Yes
Tantalum	Meta Materials	North Macedonia, Republic Of	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Yes
Tantalum	Mineracao Taboca S.A.	Brazil	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Mainland China	Yes
Tantalum	NPM Silmet AS	Estonia	Yes
Tantalum	QuantumClean	United States	Yes
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russia	Yes
Tantalum	Taki Chemical Co., Ltd.	Japan	Yes
Tantalum	TANIOBIS Co., Ltd.	Thailand	Yes
Tantalum	TANIOBIS GmbH	Germany	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Yes
Tantalum	Telex Metals	United States	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Yes
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	Mainland China	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Mainland China	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Mainland China	Yes
Tin	Alpha	United States	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Mainland China	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Mainland China	Yes
Tin	China Tin Group Co., Ltd.	Mainland China	Yes
Tin	CV Venus Inti Perkasa(2)	Indonesia	No
Tin	Dowa	Japan	Yes
Tin	EM Vinto	Bolivia	Yes
Tin	Fenix Metals	Poland	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	Mainland China	No

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Mainland China	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Mainland China	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Mainland China	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Mainland China	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	Mainland China	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	Mainland China	No
Tin	Jiangxi New Nanshan Technology Ltd.	Mainland China	Yes
Tin	Luna Smelter, Ltd.	Rwanda	Yes
Tin	Ma’anshan Weitai Tin Co., Ltd.	Mainland China	Yes
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	No
Tin	Metallic Resources, Inc.	United States	Yes
Tin	Metallo Belgium N.V.	Belgium	Yes
Tin	Metallo Spain S.L.U.	Spain	Yes
Tin	Mineracao Taboca S.A.	Brazil	Yes
Tin	Minsur	Peru	Yes
Tin	Mitsubishi Materials Corporation	Japan	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Yes
Tin	Operaciones Metalurgicas S.A.	Bolivia	Yes
Tin	PT Artha Cipta Langgeng	Indonesia	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Yes
Tin	PT Babel Inti Perkasa	Indonesia	Yes
Tin	PT Babel Surya Alam Lestari	Indonesia	Yes
Tin	PT Bangka Serumpun	Indonesia	Yes
Tin	PT Menara Cipta Mulia	Indonesia	Yes
Tin	PT Mitra Stania Prima	Indonesia	Yes
Tin	PT Mitra Sukses Globalindo(2)	Indonesia	No
Tin	PT Prima Timah Utama	Indonesia	Yes
Tin	PT Rajawali Rimba Perkasa	Indonesia	Yes
Tin	PT Rajehan Ariq	Indonesia	Yes
Tin	PT Refined Bangka Tin	Indonesia	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	Yes
Tin	PT Sukses Inti Makmur(2)	Indonesia	No
Tin	PT Timah Nusantara(2)	Indonesia	No
Tin	PT Timah Tbk Kundur	Indonesia	Yes
Tin	PT Timah Tbk Mentok	Indonesia	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	Yes
Tin	Resind Industria e Comercio Ltda.	Brazil	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tin	Rui Da Hung	Taiwan	Yes
Tin	Soft Metais Ltda.	Brazil	Yes
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Yes
Tin	Thaisarco	Thailand	Yes
Tin	Tin Technology & Refining	United States	Yes
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Mainland China	Yes
Tin	Yunnan Tin Company Limited	Mainland China	Yes
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Mainland China	No
Tungsten	A.L.M.T. Corp.	Japan	Yes
Tungsten	ACL Metais Eireli	Brazil	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Mainland China	Yes
Tungsten	China Molybdenum Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Mainland China	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Mainland China	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Mainland China	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Mainland China	Yes
Tungsten	Global Tungsten & Powders Corp.	United States	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Mainland China	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Mainland China	No
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Mainland China	Yes
Tungsten	Hydrometallurg, JSC	Russia	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Mainland China	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Mainland China	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Mainland China	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Kennametal Fallon	United States	Yes
Tungsten	Kennametal Huntsville	United States	Yes
Tungsten	KGETS Co., Ltd.	South Korea	Yes
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Masan High-Tech Materials	Viet Nam	Yes
Tungsten	Moliren Ltd.	Russia	Yes

Mineral	Smelter/Refiner Name	Smelter/Refiner Location	RMAP Conformant(1)
Tungsten	Niagara Refining LLC	United States	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Yes
Tungsten	Unecha Refractory metals plant	Russia	Yes
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Yes
Tungsten	Woltech Korea Co., Ltd.	South Korea	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Mainland China	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	Mainland China	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Mainland China	Yes

(1)
The entries in this column indicate whether the smelter or refiner is conformant with RMAP assessment standards, based on a list of RMAP-conformant smelters and refiners that was downloaded from RMI’s website on May 17, 2022.

(2)
As of May 17, 2022, this refiner is on RMI’s Active Refiner list, which according to RMI’s website means it has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.